EXHIBIT 5.1


February 11, 2003

Coinless Systems, Inc.
3720 West Oquendo Road, Suite 101
Las Vegas, NV  89119

Gentlemen:

We have acted as special counsel to the Corporation in connection with the preparation of the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering of up to 41,880,436 shares of the Corporation's common stock (the "Common Stock"), of which the Selling Stockholders (as defined in the Registration Statement) will resell 34,000,000 shares of common stock to be issued under the Equity Line of Credit, 6,793,480 shares of common stock to be issued upon conversion of debentures and 1,086,956 shares of common stock issued as commitment and advisement fees.

We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-B promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

We are familiar with the Registration Statement, and we have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, we are of the opinion that: (i) the 34,000,000 shares of common stock to be issued under the Equity Line of Credit and the 6,793,480 shares of common stock to be issued upon conversion of debentures to be sold by the Selling Stockholders (as defined in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable and (ii) the 1,086,956 shares of common stock previously issued as commitment and advisement fees are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

Very truly yours,

/s/ Kirkpatrick & Lockhart LLP

KIRKPATRICK & LOCKHART LLP